EXHIBIT 99.1

                                             1

                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                         FIRST QUARTER 2006 RESULTS

           - - STRONG SALES GROWTH AND OPERATING PERFORMANCE - -
                  - - EPS GUIDANCE INCREASED FOR 2006 - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - May 3, 2006 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $23.7 million, or $0.57 per share on a diluted basis, for the quarter ended March 31, 2006. The first quarter 2006 results include $0.03 per diluted share of share-based compensation expense. In the first quarter of 2005, net earnings per diluted share were $0.47 and did not include any share-based compensation expense. Excluding the effect of share-based compensation expense, net earnings per diluted share would have increased 28% in the quarter.

Sales for the quarter were $346.2 million, compared with $337.2 million in the prior year, an increase of 7% in local currency sales. Reported sales growth in the quarter was 3% and includes a 4% unfavorable currency impact. By region, local currency sales growth was 10% in Europe, 1% in the Americas and 11% in Asia / Rest of World. In the quarter, adjusted operating income, which does not include share-based compensation expense, amounted to $40.4 million a 13% increase over the prior year amount of $35.7 million.

Cash flow from operations in the quarter was $19.1 million, compared with $6.7 million in the prior year quarter. The Company repurchased 1.2 million shares, representing 3% of its outstanding common stock, in the first quarter.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are pleased with all key aspects of our financial performance in the quarter. Our sales growth was driven by strong performance in our laboratory products while food retailing also had good growth. Our Industrial business was solid and came in as expected. We had another quarter of gross margin expansion which drove the strong increase in operating profit. Our EPS growth was excellent. Finally, we are very pleased with our cash flow generation in the quarter."

Spoerry concluded, "We had a great start to 2006 with our first quarter operating performance. We continue to make solid progress in the execution of our strategic initiatives. Project Spinnaker, our corporate-wide initiative to achieve excellence in sales, service and marketing, is yielding tangible results. We also continue to launch innovative products and our product pipeline remains robust. Based on the strong start to the year, we have increased our full-year EPS guidance."

The Company stated that based on an economic environment and market conditions similar to today's, it now expects 2006 EPS, including share-based compensation expense, to be in the range of $3.22 to $3.27 compared with previous guidance of $3.17 to $3.22. EPS guidance excluding the impact of share-based compensation expense is $3.36 to $3.41 compared with previous guidance of $3.30 to $3.35. This guidance is based on local currency sales growth in the range of 4% to 6% which remains unchanged. The Company added that it expects second quarter 2006 EPS including the impact of share-based compensation to be $0.79 to $0.81, and excluding share-based compensation to be $0.82 to $0.84.

The Company has reconciled adjusted operating income to earnings before taxes, the most comparable U.S. GAAP measure, in the attached schedules.

The Company will host a conference call to discuss its first quarter results today (Wednesday, May 3) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see "Factors affecting our future operating results" in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2005. The Company assumes no obligation to update this press release.

                         METTLER-TOLEDO INTERNATIONAL INC.
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                     (amounts in thousands except share data)
                                  (unaudited)

                                                  AS REPORTED               AS REPORTED
                                                  -----------               -----------
                                           Three months ended        Three months ended
                                               March 31, 2006            March 31, 2005

Net sales                                         $   346,160               $   337,160
Cost of sales                                         175,820                   174,365
                                                  -----------               -----------
Gross profit                                          170,340                   162,795

Research and development                               19,939                    20,802
Selling, general and administrative                   112,131 (a)               106,317
Amortization                                            2,855                     2,808
Interest expense                                        4,076                     3,516
Other income, net                                      (2,538)                     (336)
                                                  -----------               -----------
Earnings before taxes                                  33,877                    29,688

Provision for taxes                                    10,162                     8,907
                                                  -----------               -----------
Net earnings                                      $    23,715               $    20,781
                                                  ===========               ===========
Basic earnings per common share:

Net earnings                                      $      0.58               $      0.48
Weighted average number of common shares           41,050,849                43,139,233

Diluted earnings per common share:

Net earnings                                            $0.57                     $0.47
Weighted average number of common                  41,774,068                44,388,971
  and common equivalent shares


Notes:

(a) Includes share-based compensation expense of $2.2 million for the three months ended March 31, 2006.


                                     METTLER-TOLEDO INTERNATIONAL INC.
                                    COMPARATIVE FINANCIAL INFORMATION
                                 (amounts in thousands except share data)
                                             (unaudited)

                                       Three months ended                  Three months ended
                                           March 31, 2006            %         March 31, 2005            %

Net sales                                        $346,160 (a)      100.0 (a)         $337,160          100.0
Cost of sales                                     175,820           50.8              174,365           51.7
                                                 --------          -----             --------          -----
Gross profit                                      170,340           49.2              162,795           48.3

Research and development                           19,939            5.7               20,802            6.2
Selling, general and administrative               109,972 (b)       31.8              106,317           31.5
                                                 --------          -----             --------          -----
Adjusted operating income                          40,429 (c)       11.7 (c)           35,676           10.6

Share-based compensation                            2,159            0.6                    -            0.0
Amortization                                        2,855            0.8                2,808            0.9
Interest expense                                    4,076            1.2                3,516            1.0
Other income, net                                  (2,538)          (0.7)                (336)          (0.1)
                                                 --------          -----             --------          -----
Earnings before taxes                              33,877            9.8               29,688            8.8

Provision for taxes                                10,162            2.9                8,907            2.6
                                                 --------          -----             --------          -----
Net earnings                                     $ 23,715            6.9             $ 20,781            6.2
                                                 ========          =====             ========          =====

Diluted per share amounts:

Net earnings                                        $0.57                               $0.47

Weighted average number of common              41,774,068                          44,388,971
  and common equivalent shares


Notes:

(a)  Local currency sales increased 7% as compared to the same period in 2005.

(b) Excludes share-based compensation expense of $2.2 million for the three months ended March 31, 2006.

(c) Adjusted operating income increased 13% as compared to the same period in 2005.


                         METTLER-TOLEDO INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)
                                   (unaudited)

                                                     March 31, 2006  December 31, 2005

Cash and cash equivalents                                $  263,397         $  324,578
Accounts receivable, net                                    249,628            271,915
Inventory                                                   156,472            150,201
Other current assets and prepaid expenses                    60,399             53,965
                                                         ----------         ----------
Total current assets                                        729,896            800,659

Property, plant and equipment, net                          215,076            218,519
Goodwill and other intangibles                              528,987            528,209
Other non-current assets                                    124,098            122,386
                                                         ----------         ----------
Total assets                                             $1,598,057         $1,669,773
                                                         ----------         ----------

Short-term debt                                              $8,363             $6,345
Accounts payable                                             73,933             88,553
Accrued and other current liabilities                       239,799            258,558
                                                         ----------         ----------
Total current liabilities                                   322,095            353,456

Long-term debt                                              425,133            443,795
Other non-current liabilities                               216,079            213,520
                                                         ----------         ----------
Total liabilities                                           963,307          1,010,771

Shareholders' equity                                        634,750            659,002
                                                         ----------         ----------
Total liabilities and shareholders' equity               $1,598,057         $1,669,773
                                                         ==========         ==========



                                        METTLER-TOLEDO INTERNATIONAL INC.
                                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (amounts in thousands)
                                                 (unaudited)

                                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Three months ended   Three months ended
                                                                   March 31, 2006       March 31, 2005

Cash flow from operating activities:

  Net earnings                                                           $ 23,715             $ 20,781
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
    Depreciation                                                            6,354                6,653
    Amortization                                                            2,855                2,808
    Deferred taxation                                                      (1,680)              (2,606)
    Excess tax benefits from share-based payment arrangements              (5,571)                   0
    Other                                                                     998                    1
      Decrease in cash resulting from changes in
       operating assets and liabilities                                    (7,538)             (20,949)
                                                                         --------             --------
        Net cash provided by operating activities                          19,133                6,688
                                                                         --------             --------

Cash flows from investing activities:

    Proceeds from sale of property, plant and equipment                     1,638                  418
    Purchase of property, plant and equipment                              (6,004)              (5,345)
    Acquisitions                                                             (572)                (213)
                                                                         --------             --------
        Net cash used in investing activities                              (4,938)              (5,140)
                                                                         --------             --------

Cash flows from financing activities:

    Proceeds from borrowings                                                7,696               34,255
    Repayments of borrowings                                              (26,784)              (8,431)
    Proceeds from exercise of stock options                                 9,741                1,974
    Repurchases of common stock                                           (72,103)             (28,353)
    Excess tax benefits from share-based payment arrangements               5,571                    0
                                                                         --------             --------
        Net cash used in financing activities                            (75,879)                (555)
                                                                         --------             --------

Effect of exchange rate changes on cash and cash equivalents                  503                 (389)
                                                                         --------             --------

Net increase (decrease) in cash and cash equivalents                      (61,181)                 604

Cash and cash equivalents:
    Beginning of period                                                   324,578               67,176
                                                                         --------             --------
    End of period                                                        $263,397             $ 67,780
                                                                         ========             ========

            RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                                $ 19,133             $  6,688
    Excess tax benefits from share-based payment arrangements               5,571                    0
    Payments in respect of restructuring activities                             0                  425
    Proceeds from sale of property, plant and equipment                     1,638                  418
    Purchase of property, plant and equipment                              (6,004)              (5,345)
                                                                         --------             --------
        Free cash flow                                                   $ 20,338             $  2,186
                                                                         ========             ========



                                 METTLER-TOLEDO INTERNATIONAL INC.
                                   OTHER OPERATING STATISTICS


                            LOCAL CURRENCY SALES GROWTH BY DESTINATION

                                                     Europe   Americas  Asia/RoW    Total
                                                    ----------------------------------------

Three Months Ended March 31, 2006                      10%       1%        11%       7%










                          RECONCILIATION OF EPS AS REPORTED TO EPS EXCLUDING
                               SHARE-BASED COMPENSATION EXPENSE

                                                                            Three months ended
                                                                                 March 31,
                                                                            2006          2005
                                                                     (unaudited)    (unaudited)

EPS as reported, diluted                                                   $0.57 (b)      $0.47

Share-based compensation (a)                                                0.03              -
                                                                          ------         ------

EPS excluding share-based compensation expense, diluted                    $0.60 (c)      $0.47
                                                                          ======         ======



Notes:

(a) EPS impact of $2.2 million ($1.4 million after-tax) of share-based compensation expense.

(b) EPS, as reported, increased 21% for the three months ended March 31, 2006 as compared to the same period in 2005.

(c) EPS, excluding share-based compensation expense, increased 28% for the three months ended March 31, 2006 as compared to the same period in 2005.